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                            ARTICLES OF INCORPORATION

                                       OF

                             FOUNTAIN CLASSICS, INC.

         The undersigned incorporator, a natural person of the age of eighteen
(18) years or more, for the purpose of forming a corporation under the laws of the State of Colorado, does hereby sign, verify, and deliver in duplicate to the Secretary of State of Colorado these Articles of Incorporation:

                                    ARTICLE I

         The name of the Corporation is Fountain Classics, Inc.

                                   ARTICLE II

         The Corporation shall have perpetual existence.

                                   ARTICLE III

         The purpose for which the corporation is organized is to engage in the development, manufacture and sale of beverage products and related businesses, and to engage in any other lawful business, act or activity for which corporations may be incorporated pursuant to the Colorado Corporation Code.

         In addition to the powers specifically provided by state law, the Corporation shall have and may exercise all powers necessary or convenient to effect its purpose.

                                   ARTICLE IV

         The aggregate number of shares of stock which the Corporation shall have authority to issue is one hundred thousand (100,000) shares of $.01 par value common stock.

                                    ARTICLE V

         Cumulative voting of shares of stock of the Corporation shall not be permitted.

                                   ARTICLE VI

         Except as may be otherwise provided by the Board of Directors in specific instance or otherwise, no shareholder of the Corporation shall have any preemptive or preferential right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock (or scrip) of the Corporation of any class now or hereafter

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authorized, or any securities of any kind exchangeable for, or convertible into such shares or carrying a right to subscribe for, purchase or otherwise acquire such shares, or any options, warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

                                   ARTICLE VII

         The initial Board of Directors of the Corporation shall consist of one director. The number of directors may be changed at any time permitted, and in the manner set forth, in the Bylaws of the Corporation. The name and address of the person who shall serve as the initial director of the corporation is as follows:

                  Samuel M. Simpson
                  717 17th Street, Suite 1480
                  Denver, Colorado 80202

                                  ARTICLE VIII

         A. It being the express purpose and intent of this Article to permit the Corporation to buy from, sell to, or otherwise contract or deal with any of its directors or officers or with other corporations, firms, associations, or entities of which any or all of the directors and officers of the Corporation may be directors, officers, or members or in which any or all of them may have pecuniary interests, in absence of fraud, no contract or other transaction between the Corporation and one or more of its directors or officers or any other corporation, firm, association, or entity in which one or more of its directors or officers are directors or officer or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors or officers are present at the meeting of the Board of Directors or a committee of the Board which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

                  1. the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

                  2. the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contractor or transaction is specifically authorized, approved, or ratified in good faith by vote of the shareholders; or

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                  3. the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

         B. Furthermore, common or interested directors may be counted in determining the presence of a quorum and may vote at a meeting of the Board of Directors or a committee of the Board which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE IX

         A. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another enterprise or nonprofit entity, including service with respect to employee benefit plans, against all expenses, liability, and loss reasonably incurred or suffered by such person. The Corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation. The foregoing provisions of this paragraph A shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while this paragraph A is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee and agent or his legal representative may be entitled apart from the provisions of this paragraph A.

         B. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the maximum extent that such exemption from liability or limitation thereof is eliminated or limited under the Colorado Corporation Code as the same exists or may hereafter be amended. Any repeal or modification of this paragraph B by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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                                    ARTICLE X

         Whenever the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares of the shares entitled to vote thereon, or of any class or series, to approve any action of the Corporation, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof of the shares of the Corporation.

                                   ARTICLE XI

         The address of the registered office of the corporation is 717 17th Street, Suite 1480, Denver, Colorado 80202, and the name of the registered agent at such address is Samuel M. Simpson. Either the registered office or the registered agent may be changed in the manner permitted by law.

                                   ARTICLE XII

         The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation, subject to the provisions of
Section 7-5-109 of the Colorado Corporation Code or any other similar statute subsequently enacted applicable to the Corporation.

                                  ARTICLE XIII

         The Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of the Corporation to exercise the Corporation's right to so impose such restrictions by agreement or otherwise.

                                   ARTICLE XIV

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Colorado at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

                                   ARTICLE XV

          The name and address of the incorporator is Thomas Boyle, 600 Seventeenth Street, Suite 2700S, Denver, Colorado 80202.

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         The above-named incorporator has signed these Articles of Incorporation on _____May 18 ___________, 1994.

                                                   /s/ Thomas Boyle
                                                   --------------------
                                                   Thomas Boyle
                                                   600 17th Street, Suite 2700S
                                                   Denver, Colorado 80202

                                  VERIFICATION

STATE OF COLORADO                           )
                                            )  ss.
CITY AND COUNTY OF DENVER                   )

         I, Jacqueline A. Brabo, a Notary Public, hereby certify that on the 18th day of May, 1994, Thomas Boyle personally appeared before me who being first duly sworn, declared that he is the person who signed the foregoing Articles of Incorporation as incorporator and that the statements therein contained are true.

         Witness hand and official seal.

         My commission expires:    7/21/97
                                -----------

                                                   Jacqueline A. Brabo
                                                   -----------------------
                                                   Notary Public

S E A L

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